Exhibit 10.2


                             SLS International, Inc.
                                3119 South Scenic
                              Springfield, MO 65807


July 17, 2002


Alfred V. Greco PLLC
666 Fifth Avenue
New York, NY  10103
Attn:  Alfred V. Greco

Gentlemen,

This letter confirms the agreement of Alfred V. Greco PLLC ("Greco") to provide services to SLS International, Inc. (the "Company"), and of the Company to pay for such services:

         1. Services. Greco shall provide legal services for the Company, consisting of the preparation of a Registration Statement on Form S-8 for the Company's 2000 Stock Purchase and Option Plan ("Option Plan"), covering 2,000,000 shares of the Company's common stock including the shares issuable upon exercise of the Greco Options (as defined below). Greco shall prepare the Registration Statement and shall submit it to the Company within ten business days of the date of this letter. Greco shall promptly make all revisions to such Registration Statement as shall be reasonably requested by the Company or its counsel. It is the Company's obligation and the Company's responsibility to Edgarize the documents and to file the Registration Statement promptly following completion thereof, with notice of filing faxed promptly to Teicher (as defined below). Such Registration Statement shall be filed with the Securities and Exchange Commission prior to the delivery of the Greco Options by Teicher to AVG (as defined below).

         2.       Compensation. In consideration of the services described in item 1 above, the Company grants to Alfred V. Greco ("AVG"), as designee of Greco, options to purchase shares of common stock of the Company under four stock options (the "Greco Options") further described in item 3 below. The Greco Options are granted by the Company pursuant to the Option Plan and are delivered to Teicher to be held in escrow pursuant paragraph 4 below. AVG shall be entitled to pay the exercise price of such options by using (and only by using) the credit account in an aggregate amount of $40,000 described in a separate letter agreement among Greco, AVG and the Company dated the date hereof (the "Settlement Agreement").


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         3.       Terms of Options. The Greco Options shall be issued on the terms set forth below, and as set forth in paragraph 4 below the Greco Options shall be delivered to Teicher on the date hereof (with certain provisions left blank by the Company as set forth in paragraph 4 below):

                  the first option shall have an issuance date of the day of the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 for the shares covered by the Option Plan. Such first option shall grant AVG the right to purchase 22,727 shares at $0.44 per share. Each succeeding option shall be issued 30, 60 and 90 days respectively (such dates, collectively with the date of issuance of the first option, "Option Issue Dates") after the date of issuance of the first option. If an Option Issue Date occurs on a weekend, then that Option Issue Date shall be the next business day. The exercise price for each such succeeding option shall be the average closing bid price for the shares, published on the NASD Bulletin Board, for the 5 trading days preceding the Option Issue Date of each such succeeding option ("Exercise Price"). The number of shares to be issued under each such option shall be the quotient of (a) $10,000 divided by (b) the respective per share Exercise Price thereof. Each Greco Option shall be immediately exercisable and shall have a term of four
                  (4) months following the respective Option Issue Date. If not exercised within such four-month period, such Option shall expire and be of no further force or effect.

         4. Escrow. To ensure the Company's performance of its obligations under items 2 and 3 above, simultaneously with the execution of this letter, the Company shall deliver the Greco Options to Milton Teicher, Greco's and AVG's attorney ("Teicher"). The first option shall be held in escrow by Teicher until the Registration Statement on Form S-8 has been filed, at which time Teicher shall fill in the issuance date of the option as the date of the filing of the Registration Statement and shall deliver the first option to AVG. The three succeeding options shall be held in escrow by Teicher (with the dates thereof, the Exercise Prices thereof, and the numbers of shares subject thereto each being blank and to be determined pursuant to the formula stated in item 3 above). Teicher shall fill in the issuance date, Exercise Price and number of shares for each succeeding option in accordance with item 3, and deliver the applicable succeeding option to AVG on the 30th, 60th and 90th day, respectively, as described in item 3. At least four hours prior to delivery of each succeeding option to AVG, Teicher shall fax to the Company at (417) 883-2723 notice of the date, Exercise Price and number of shares that he will fill in such option, with a copy to Jeff Mattson at (312) 360-6572. Unless the Company or its attorney indicates disagreement with the issuance date, Exercise Price or number of shares within four hours by return fax to Teicher at (212) 582-0176, the amounts specified by Teicher shall be deemed final, absent intentional error or fraud. If there is a dispute over the calculation of Exercise Price or the number of shares, the parties agree to submit and be bound by the calculation thereof by the Company's auditors. Notwithstanding anything to the contrary contained herein, the Company shall not alter the delivery instructions concerning the options as specified herein, except in the event of a disagreement with the calculations of Exercise Price, number of shares and issuance date.


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         5.       Settlement Agreement. Pursuant to the Settlement Agreement,
                  Greco and AVG have signed a General Release and a Stipulation, which are being held in escrow by Teicher. In the Settlement Agreement, the Company, Greco and AVG agreed that the General Release shall be delivered to the Company, and the Stipulation shall be filed, promptly following the parties' agreement on the services set forth in item 1 of the Settlement Agreement, Greco's performance of such services, and the Company's delivery of the options set forth in item 1 of the Settlement Agreement. Greco, AVG and the Company agree that upon the Company's delivery of the options to Teicher, Greco's performance of the services provided in item 1 hereof, and the Company's filing of the Registration Statement on Form S-8 described herein, all such conditions to delivery of the General Release and filing of the Stipulation will have been met, and at such time, Teicher will deliver the General Release and file the Stipulation as described in the Settlement Agreement.

         6. Company Covenant. The Company covenants that it will timely file its periodic reports with the SEC as required by the Exchange Act of 1934, as amended, for any period during which any of the Greco Options are outstanding.

         7. Escrow Agent. The parties agree to indemnify Teicher and hold him free and harmless from any and all claims, lawsuits, actions or proceedings in connection with the transactions contemplated herein, except for acts of gross negligence or malfeasance.

                                                Very truly yours,
                                                Alfred V. Greco PLLC


                                                By
                                                  -------------------------
Accepted and Agreed

SLS International, Inc.:

By
   ---------------------------
     John Gott, President




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Alfred V. Greco                                      Milton Teicher






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